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                                                          EXHIBIT 99.1

                                CENVEO, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     Based on the events reported in Item 2.01 of the Current Report on Form 8-K to which these unaudited pro forma condensed consolidated financial statements are an exhibit, Cenveo, Inc. ("Cenveo") sold all of the shares of Supremex, Inc., a subsidiary of Cenveo that owned all of its Canadian envelope operations, and certain other assets to an open-ended trust formed under the laws of the Province of Quebec (the "Fund") for proceeds of approximately US $190 million (net of estimated transaction expenses and subject to the finalization of the working capital adjustment) and retained a 36.5% ownership interest in the Fund. The proceeds to Cenveo include approximately $70 million (depending on CDN$:US$ exchange rates) being held in escrow expected to be received 30 days from closing. The accompanying unaudited pro forma condensed consolidated statement of operations presents the historical operations of Cenveo for the year ended December 31, 2005, as if the transaction had occurred on January 1, 2005. The pro forma condensed consolidated financial statements reflect the operations and other assets that were sold under the equity method. Previously these operations and assets were consolidated by Cenveo. In accordance with Securities and Exchange Commission ("SEC") guidelines, the pro forma condensed consolidated statement of operations does not include any adjustments for cost reductions as a result of the sale. The following unaudited pro forma condensed consolidated balance sheet gives effect to the disposition as of December 31, 2005 and includes the estimated gain on the sale of approximately $130 million as of that date. The pro forma adjustments assume the proceeds received on March 31, 2006, were received as of December 31, 2005 and reflect the reduction for certain estimated transaction expenses in connection with the sale. These pro forma condensed consolidated financial statements are not indicative of the results that actually would have occurred if the disposition had been completed on the dates indicated. The pro forma condensed consolidated financial statements and notes thereto should be read in conjunction with the historical consolidated financial statements included in Cenveo's Form 10-K for 2005 as filed with the SEC on March 2, 2006.







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

                                                     CENVEO, INC.
                                    PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                                  DECEMBER 31, 2005
                                                    (IN THOUSANDS)
                                                     (UNAUDITED)


                                                                                  PRO FORMA
                                                                  HISTORICAL      ADJUSTMENTS              PROFORMA
                                                                  ----------      -----------              --------
                           Assets
Current assets:
   Cash and cash equivalents                                      $    1,035         $ -                   $    1,035
   Accounts receivable, net                                          247,277          (18,954) (a)            228,323
   Inventories, net                                                  108,704          (13,483) (a)             95,221
   Prepaid and other current assets                                   25,767           70,693  (a) (b)         96,460
                                                                  ----------         --------              ----------
      Total current assets                                           382,783           38,256                 421,039

Property, plant and equipment, net                                   317,606          (35,256) (a)            282,350
Goodwill                                                             311,146          (55,764) (c)            255,382
Investment in affiliate                                              -                 32,071  (d)             32,071
Other intangible assets, net                                          23,961            -                      23,961
Other assets, net                                                     44,068           (9,130) (a)             34,938
                                                                  ----------         --------              ----------
   Total assets                                                   $1,079,564         $(29,823)             $1,049,741
                                                                  ==========         ========              ==========

       Liabilities and Shareholders' Equity (Deficit)
Current liabilities:
   Current maturities of long-term debt                           $    2,791               (8) (a)         $    2,783
   Accounts payable                                                  124,901           (6,194) (a)            118,707
   Accrued compensation and related liabilities                       53,765           (9,394) (a)             44,371
   Other current liabilities                                          79,051            1,279  (a) (e)         80,330
                                                                  ----------         --------              ----------
       Total current liabilities                                     260,508          (14,317)                246,191

Long-term debt                                                       809,345         (120,220) (f)            689,125
Deferred income taxes                                                 10,045           (5,993) (a)              4,052
Other liabilities                                                     49,216          (10,454) (g)             38,762
Shareholders' equity (deficit):
   Common stock                                                          530           -                          530
   Paid-in capital                                                   239,432           -                      239,432
   Retained earnings (deficit)                                      (305,091)         130,184  (h)           (174,907)
   Deferred compensation                                              (1,825)          -                       (1,825)
   Accumulated other comprehensive income                             17,404           (9,023) (a)              8,381
                                                                  ----------         --------              ----------
      Total shareholders' equity (deficit)                           (49,550)         121,161                  71,611
                                                                  ----------         --------              ----------
Total liabilities and shareholders' equity (deficit)              $1,079,564         $(29,823)             $1,049,741
                                                                  ==========         ========              ==========



                   See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.



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
                                                     CENVEO, INC.
                               PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                             YEAR ENDED DECEMBER 31, 2005
                                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                     (UNAUDITED)



                                                                                   PRO FORMA
                                                                HISTORICAL         ADJUSTMENTS              PROFORMA
                                                                ----------         -----------              --------
Net sales                                                       $1,749,381         $(173,552)  (i)         $1,575,829
Cost of sales                                                    1,405,550          (119,142)  (i)          1,286,408
Selling, general and administrative                                253,527           (20,262)  (i)            233,265
Amortization of intangible assets                                    5,147          -                           5,147
Loss on sale of non-strategic businesses                             4,479            (1,108)  (i)              3,371
Restructuring, impairment and other charges                         77,259                (5)  (i)             77,254
                                                                ----------         ---------               ----------
Operating income (loss)                                              3,419           (33,035)                 (29,616)
Equity in earnings of affiliate                                          -            11,289   (j)             11,289
Interest expense                                                   (74,749)            7,043   (i) (k)        (67,706)
Other expense                                                       (1,426)               (3)  (i)             (1,429)
                                                                ----------         ---------               ----------
Loss before income taxes                                           (72,756)          (14,706)                 (87,462)
Income tax expense                                                 (62,296)           11,725   (i)            (50,571)
                                                                ----------         ---------               ----------
Net loss                                                        $ (135,052)          $(2,981)              $ (138,033)
                                                                ==========         =========               ==========

Loss per share--basic and diluted                               $    (2.70)                                $    (2.76)
                                                                ==========                                 ==========
Weighted average shares--basic and diluted                          50,038                                     50,038
                                                                ==========                                 ==========


                   See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.


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                                CENVEO, INC.
  NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(a) Reflects the disposition of the assets and liabilities of Cenveo's Canadian envelope operations and certain other assets sold to the Fund.

(b) Includes a $69.7 million receivable of sale proceeds being held in escrow relating to Canadian withholding taxes that are expected to be received 30 days from closing and a $2.9 million receivable from the Fund for Canadian income taxes payable to Cenveo.

(c) Reflects the write-off of goodwill allocated to the operations sold.

(d) Represents the 36.5% investment in the Fund under the equity method based on Cenveo's historical cost.

(e) Includes $2.3 million of accrued taxes relating to the gain on sale of Cenveo's 63.5% interest in the assets and liabilities to the Fund.

(f) Reflects the use of the cash proceeds from the sale for the repayment of Cenveo's senior secured credit facility.

(g) Represents a $10.5 million payment made prior to the sale for the funding of Supremex's pension liability.

(h) Reflects the gain on sale of Cenveo's 63.5% interest in the assets and liabilities to the Fund, net of taxes of $2.3 million. The gain on sale has not been reflected in the Unaudited Pro Forma Condensed Consolidated Statement of Operations since it is non-recurring.

(i) Reflects the elimination of the operations sold to the Fund.

(j) Reflects Cenveo's 36.5% equity in the earnings of the Fund, net of Canadian withholding taxes.

(k) Includes the reduction of $8.4 million of interest expense resulting from the repayment of Cenveo's senior secured credit facility with cash proceeds from the sale to the Fund.